Exhibit 99.2

EXHIBIT B

APPENDIX B
SHARE EXCHANGE ELECTION FORM

If you would like to receive shares of common stock of Alpine 4 Automotive Technologies Ltd. (“Alpine 4”), for all of your shares of AutoTek Incorporated (“AutoTek”) common stock, you must deliver a properly completed and duly executed Share Exchange Election Form to Action Stock Transfer on or before 5:00 p.m., Mountain time, on ______________________, 2014 (on or before such other time as determined upon a delay as described herein, the “Election Deadline”). If any of the conditions to completion of the transaction has not been satisfied at the time of the then scheduled Election Deadline and AutoTek and Alpine 4 are not reasonably certain that the transaction will be consummated within twenty business days following the then scheduled Election Deadline, the Election Deadline may be delayed by issuing a press release and filing that press release on Form 8-K with the SEC. If you do not elect to exchange your AutoTek shares for shares of Alpine 4 common stock on or before the Election Deadline, or if you make an invalid election, you will not be entitled to receive shares of Alpine common stock, and will remain a shareholder of AutoTek Incorporated.

IN ORDER TO BE VALID, THIS FORM MUST BE DELIVERED TO ACTION STOCK TRANSFER NO LATER THAN 5:00 PM, MOUNTAIN TIME, ON THE ELECTION DEADLINE, IN ACCORDANCE WITH THE FOLLOWING DELIVERY OPTIONS:

Delivery by mail:	Delivery by hand or overnight courier:	Do you need Assistance?

Action Stock Transfer Attn: Justeene Blankenship 2469 E Fort Union Blvd, Ste 214 Salt Lake City, UT 84121	Action Stock Transfer Attn: Justeene Blankenship 2469 E Fort Union Blvd, Ste 214 Salt Lake City, UT 84121	Call the exchange agent, Action Stock Transfer at 801-274-1088

PLEASE DO NOT SEND THIS SHARE EXCHANGE ELECTION FORM TO AUTOTEK INCORPORATED, OR ALPINE 4 AUTOMOTIVE TECHNOLOGIES LTD. DELIVERY OF THIS STOCK ELECTION FORM TO ANY OTHER ADDRESS OTHER THAN LISTED ABOVE DOES NOT CONSTITUTE VALID DELIVERY.

Share Exchange Election Option—Mark the box below only if applicable.

☐ 1.
Exchange ALL of my shares of AutoTek Incorporated common stock for shares of common stock Alpine 4 Automotive Technologies Ltd., at a ratio of six (6) shares of Alpine 4 Automotive Technologies Ltd., common stock for each one share of AutoTek Incorporated common stock.
If you complete and return this form but do not check the box, or if you attempt to make an election with respect to only a portion of your shares, you will be deemed to have made an invalid election.

Required Signatures—AutoTek Incorporated stockholders making a stock election must sign below.

X
	Signature of Stockholder	Date

X
	Signature of Stockholder	Date
(if joint account)

INSTRUCTIONS

1. The Election. Subject to the provisions of the Asset Purchase and Share Exchange Agreement, dated as of November ___, 2014 (as amended, the “Agreement”), among AutoTek Incorporated and Alpine 4 Automotive Technologies Ltd., the holders of each share of AutoTek Incorporated common stock issued and outstanding immediately as of _______________ 2014 (the “Share Exchange Record Date”) are entitled to exchange their shares of AutoTek Incorporated common stock for shares of common stock of Alpine 4 Automotive Technologies Ltd., at a ratio of six (6) shares of Alpine 4 Automotive Technologies Ltd. common stock for each one share of AutoTek Incorporated common stock held by such shareholder, by properly checking the box under “Share Exchange Election Option” above.

2. Election Deadline. To be effective, an Election on the Share Exchange Election Form must be received by Action Stock Transfer (the “Exchange Agent”) at the address set forth therein, on or before 5:00 p.m., Mountain time, on ______________ 2014, (or on or before such other time as determined pursuant to a delay as described in the section immediately below, the “Election Deadline”). AutoTek Stockholders that do not make an Election on or before the Election Deadline, or make an invalid Election, will not be entitled to receive shares of Alpine 4 Automotive Technologies Ltd. common stock, and will remain stockholders of AutoTek Incorporated.

3. Delay of Election Deadline. If any conditions to completion of the acquisition of the source code asset of AutoTek Incorporated by Alpine 4 Automotive Technologies Ltd. pursuant to the Agreement have not been satisfied at the time of the then scheduled Election Deadline and AutoTek Incorporated and Alpine 4 Automotive Technologies Ltd. are not reasonably certain that the transaction will be consummated within twenty business days following the then scheduled Election Deadline, the Election Deadline may be delayed by issuing a press release and filing that press release on Form 8-K with the SEC. In addition, AutoTek Incorporated stockholders may call 801-274-1088 at any time to confirm the date of the Election Deadline.